Exhibit 10.1

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (the “Agreement”), is dated as of February 8, 2018, by and between Precipio, Inc., a Delaware corporation, (the “Company”), and Leviston Resources LLC, a Delaware limited liability company (including any designee(s) thereof, the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, shares of the Company's common stock, $0.01 par value (the “Common Stock”). The shares of Common Stock purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

“Accredited Investor” shall have the meaning set forth in Section 3(a).

“ADV” will be calculated by comparing minute-by-minute volume between 9:30 A.M. and 10:00 A.M. on the Purchase Date to the average minute-by-minute volume for the previous 30 days and using that difference as a coefficient for an ADV amount. Example: 30-day average daily volume is 1,000 shares. Average 30-day volume between 9:30 A.M. and 10:00 A.M. is 100 shares. Assuming that on the Purchase Date, the 9:30 A.M. – 10:00 A.M volume is 700 shares. ADV = 7x. Additional Purchases can be in the amount of 1,000 x 7 x 25% = 1,750 shares.

“Available Shares” means the Commitment Amount, which amount shall be reduced by the Purchase Shares each time the Investor purchases such shares of Common Stock pursuant to Section 2 hereof.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Base Prospectus” means the Company’s final base prospectus, dated February 5, 2013, a form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Closing Market Price” for any Business Day, means the final sales price of the Common Stock on its Principal Market as reported by the Principal Market.

“Commitment Amount” means up to $8,000,000.

“Commitment Fee” means the Commitment Fee as described in Section 2(g).

“Commitment Period” means the 24-month period commencing on the date of this Agreement and ending on the second anniversary date of this Agreement.

“Commitment Share Amount” means the Commitment Fee as described in Section 2(g).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law, including federal securities laws and the rules and regulations of the Principal Market, to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and (b) securities upon the exercise or exchange of or conversion of any securities issued and outstanding on the date of this Agreement.

“Floor Price” means $0.25, which Floor Price shall be appropriately adjusted for any reorganization, recapitalization, stock dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, stock dividend, stock split or other similar transaction, the Floor Price shall mean the adjusted price.

“Initial Investment” means $750,000.

“Initial Prospectus Supplement” means the prospectus supplement to the Base Prospectus complying with Rule 424(b) under the Securities Act that is filed with the SEC and delivered by the Company to the Investor upon the execution and delivery of this Agreement in accordance with Section 5(a), including the documents incorporated by reference therein.

“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

“Maturity Date” means the last day of the Commitment Period.

“MFN Period” has the meaning set forth in Section 5(e).

“Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” means The NASDAQ Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on The NASDAQ Global Market, The NASDAQ Global Select Market, The NYSE MKT, LLC, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

“Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents incorporated by reference therein.

“Purchase” means Regular Purchases or Additional Purchases, each as the case may be.

“Purchase Price” means, with respect to any Purchase made each at the prices described in Sections 2(a) and 2(b) hereof.

“Purchase Shares” means the Shares purchased pursuant to a Put for a Regular Purchase or Additional Purchase, each as the case may be.

“Put” or “Put Purchase” means delivery of a Put Notice for Regular or Additional Purchase, each as the case may be.

“Put Closing Date” means, with respect to any Purchase made pursuant to Section 2(a) or 2(b) hereof, six (6) Business Days after the Put Date.

“Put Date” means the date of delivery of the Put Notice.

“Put Notice” means, with respect to any Purchase pursuant to Section 2(a) or 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy such applicable amount of Purchase Shares at the applicable Purchase Price.

“Registration Statement” means the effective registration statement on Form S-1 to be filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, and certain other securities, as such Registration Statement may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-201907) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement on Form S-3 filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Term” means that period commencing with the Commencement Date and ending on the earlier of (a) the drawing down of the entire Commitment Amount or (b) the Maturity Date.

“Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” means Wells Fargo Bank, National Association, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

“VWAP” means for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Thompson Reuters REDI (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.       PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of Common Stock. Subject to items (d), (e), (f) and (g) below, upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”, which date shall be February 8, 2018), the Investor shall during the Term purchase up to the Commitment Amount at the Purchase Price. Beginning one (1) Business Day following the Commencement Date, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Put Notice from time to time, to purchase any number of Purchase Shares (each such purchase a “Regular Purchase”), at a purchase price equal to 97.25% of the VWAP on such Put Date; provided, however, that, unless waived by Investor, (i) no Purchase shall occur if the amount of such Regular Purchase of the Common Stock per Business Day is more than $150,000, and (ii) No Purchase shall occur in excess of 25,000 shares and in excess of 30% of the 30-day average share volume. If the Company delivers any Put Notice for a number of Purchase Shares in excess of the limitations contained in the immediately preceding sentence, such Put Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Put Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation but shall have the right to purchase such excess Purchase Shares with respect of such Put Notice; provided that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Put Notice. Except as otherwise provided in this paragraph, the Company is prohibited from giving Purchaser a Put Notice for fourteen (14) Business Days following the Initial Investment, unless waived by Investor. The foregoing notwithstanding, the Initial Investment will take place immediately following the close of the Principal Market on February 8, 2018 with such initial Purchase Shares being valued at $1.04.

(b) Additional Purchases. Subject to item (d), (e) and (g) below and the terms and conditions of this Agreement, in addition to purchases of Purchase Shares as described in Section 1(a) above, and provided the Company has delivered a Regular Purchase Notice by 9:00 A.M. Eastern Time on the same Purchase Date, the Company shall also have the right but not the obligation to direct the Investor by delivery to the Investor of an additional Purchase Notice from time to time, and the Investor thereupon shall have the obligation, to buy either:

(i) up to one and one-half times (1.5x) the amount of the shares of Common Stock traded between 7:00 A.M. and 9:15 A.M. Eastern Time, provided, that the amount of such additional Purchases will not exceed $2,250,000, unless waived by Investor but subject to Section 2(f) below. Such additional Purchase Notice must be made by 9:25 A.M. Eastern Time, or

(ii) if by 10:00 A.M. Eastern Time, the ADV is greater than two times (2x) the thirty (30) day average, volume, the Company can direct Investor to accept the additional Purchase pursuant to the following breakdown:

ADV	Additional Purchase Shares

2.00x and <6x	20% of ADV
>6.01x	25% of ADV

In connection with such additional Purchases, the additional Purchase Notice must be delivered between 10:00 A.M. – 10:15 A.M. Eastern Time on the additional Purchase Date, unless waived by Investor and are subject to Section (f) below. The additional Purchase Price shall be equal to the lessor (i) 95% of the VWAP price on the initial Purchase Date, and (ii) the Closing Market Price of the Common Stock on such additional Purchase Date.

The share amount in the prior sentence shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.   The Company may deliver Additional Purchase Notices to the Investor from time to time so long as the most recent purchase has been completed.

(c) Payment for Purchase Shares. For each Purchase, the Investor shall pay to the Company an amount equal to the Purchase Price with respect to such Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds two (2) Business Days after the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, then the 3rd Business Day. If Investor does not receive the Purchase Shares as DWAC Shares (other than the Investor’s inability to receive such DWAC Shares) or delivery by other means of such Purchase Shares to Investor in respect of a Purchase within two (2) Business Days following the receipt by the Company of the Purchase Price therefor in compliance with this Section 2(c), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor was entitled to receive from the Company in respect of such Purchase, then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Price for such Purchase. In addition to amounts specified in the preceding sentence, the Company shall pay the Investor an amount equal to $25,000 as liquidated damages, plus $5,000 per day until Purchase Shares are delivered. The Company shall not issue any fraction of a share of Common Stock upon any Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down (or, in the case of one-half (1/2) share, shall round down) to the nearest whole share. All payments made under this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day. The foregoing notwithstanding, Investor may withhold a portion of the Purchase Price to the extent that the Company has failed to deliver Purchase Shares to Investor in connection with a previous Put Purchase. Notwithstanding anything to the contrary in this Agreement, if the Company shall deliver Purchase Shares to the Investor and the Investor has not paid the Purchase Price provided for hereunder, the Investor shall pay the Company for such Purchase Shares as soon as practicable thereafter in accordance with the terms of this Agreement or, if requested by the Company, return such Purchase Shares to the Company.

(d) Put Floor. If the Closing Market Price is less than the Floor Price (“Put Floor”), the Investor, in its sole discretion, subject to the terms and conditions herein applicable to the respective Put, may accept or reject a Purchase under this Agreement.

(e) Compliance with Rules of Principal Market.

(i) Exchange Cap. Subject to Section 2(e)(ii) below, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement would exceed the maximum number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby (taking into account all shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Capital Market LLC) without (A) breaching the Company’s obligations under the applicable rules of The Nasdaq Capital Market LLC or (B) obtaining stockholder approval under the applicable rules of The Nasdaq Capital Market LLC (the “Exchange Cap”), unless and until the Company elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of the Company have in fact approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Capital Market LLC and the Certificate of Incorporation and Bylaws of the Company. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the transactions contemplated by this Agreement; provided, that if stockholder approval is not obtained in accordance with this Section 2(e)(i), the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2(e)(ii) below).

(ii) General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules and regulations of The Nasdaq Capital Market LLC. The provisions of this Section 2(e) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of The Nasdaq Capital Market LLC.

(f) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one (1) Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(g) Commitment Fee.  In connection with the Commencement, the Company shall pay to the Investor, as consideration for the Investor entering into this Agreement a commitment fee in shares of Common Stock equal in value to 5.25% of the total Commitment Amount (the “Commitment Fee”), payable as follows: (1) 1.75% on or before February 12, 2018 (the “Initial Commitment Shares”); (2) 1.75% on the third (3rd) calendar day after the Effective Date (as defined below); and (3) 1.75% on the thirtieth (30th) calendar day after the Effective Date (the shares issued or issuable pursuant to the foregoing clauses (2) and (3), the “Subsequent Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”) (each a Commitment Share Amount). The Initial Commitment Shares shall be delivered pursuant to the Initial Prospectus Supplement and the Shelf Registration Statement and the Subsequent Commitment Shares shall be delivered pursuant to the Registration Statement.  The number of shares comprising the Commitment Fee shall be calculated as follows: the greater of (i) Commitment Amount multiplied by the percentage of Commitment Fee issuable on such issuance day divided by the lowest price of the Common Stock on such day of issuance or (ii) Commitment Amount multiplied by the percentage of Commitment Fee issuable on such issuance day divided by the low price on the Commencement Date. The Initial Commitment Share Amount will be priced on February 12, 2018 following the close of the Principal Market. The Company undertakes to reserve two and a half times the number of shares representing the total Commitment Fee with each per share price being valued at the Closing Market Price on Commencement Date, and the Initial Commitment Shares must be included in the current and effective Shelf Registration Statement. All Commitment Shares must be delivered to Investor within one (1) Business Day of the due date of each respective Commitment Share Amount. Upon the failure to deliver each respective Commitment Share Amount within one (1) Business Day, the Company will pay Investor liquidated damages in an amount equal to $10,000 plus an additional $1,000 per day until such respective Commitment Share Amount is delivered.

(h) Commencing six (6) months after the Commencement Date, if for any reason any of the Commitment Shares are not included for resale in a current and effective S-1 registration statement, then the Company will, at the Company’s expense, provide an opinion of counsel selected by the Investor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations under this Agreement. Investor will instruct the Company how many of such portion of such Subsequent Commitment Shares Investor wishes to receive with such Subsequent Commitment Shares valued at the formula described above.

(i) Fees. The Company will reimburse Investor for legal and due diligence fees in the sum of $35,000 within three (3) Business Days following the execution of the term sheet in connection with this Transaction. The Investor will refund the Company the sum of $15,000 on the fifth (5th) Business Day after the third Put Date. Additionally, on each Purchase Date, all expenses of Investor associated with depositing, clearing, selling and mailing of stock certificates in the amount equal to .75% of each Put Purchase shall be paid by the Company.

3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(b) Information. The Investor understands that its investment in the Purchase Shares involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company's representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

(c) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of an investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(d) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The execution and delivery of the Transaction Documents by the Investor and the consummation by it of the transactions contemplated hereby do not conflict with the Investor’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Investor, its managers or its members.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein, the Company represents and warrants to the Investor that as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of formation or incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Schedule 4(a).

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Purchase Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit A attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of signed minutes of a meeting of the Board of Directors of the Company at which the Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement and approval of The Nasdaq Capital Market LLC, no other approvals or consents of the Company’s Board of Directors and/or stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Purchase Shares.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth on Schedule 4(c). Except as disclosed in Schedule 4(c) or otherwise disclosed in filings made by the Company with the SEC, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchase Shares as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d) Issuance of Purchase Shares. Upon issuance and payment thereof in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or Bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in filings made by the Company with the SEC, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market other than notices with respect to listings of additional shares of Common Stock and other routine correspondence. Except as disclosed in filings made by the Company with the SEC, the Principal Market has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. Except as set forth on Schedule 4(f), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates and to the Company’s knowledge, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in connection with a confidential treatment request submitted to the SEC, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. Except as disclosed in Schedule 4(f), there are no “open” SEC comments. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Except as disclosed in Schedule 4(g) or otherwise disclosed in filings made by the Company with the SEC, since the Company filed its last annual report on Form 10-K, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h) Absence of Litigation. Except as disclosed in Schedule 4(h) or otherwise disclosed in filings made by the Company with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(i) Acknowledgment Regarding Investor's Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Purchase Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchase Shares to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Purchase Shares hereunder does not contravene the rules and regulations of the Principal Market.

(k) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as disclosed in Schedule 4(k), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“ Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Title. Except as disclosed in the Company’s filings made with the SEC, the Company and the Subsidiaries have good and insurable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q) Transactions With Affiliates. Except as set forth on Schedule 4(q) or disclosed in the Company’s filings made with the SEC, since the Company filed its last annual report on Form 10-K, the Company has had no transaction with any related person required to be disclosed by the Company in accordance with Item 404 of Regulation S-K promulgated by the SEC.

(r) Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Purchase Shares and the Investor's ownership of the Purchase Shares.

(s) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or any Prospectus Supplements thereto. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u) Shelf Registration Statement. The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Shelf Registration Statement. The Shelf Registration Statement was declared effective by order of the SEC on February 13, 2015 and will expire on February 13, 2018 (the “Expiration Date”). The Shelf Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Purchase Shares thereunder until the Expiration Date, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Shelf Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Shelf Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Purchase Shares hereunder. At the time the Shelf Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Shelf Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Purchase Shares contemplated by this Agreement prior to the Expiration Date. The Shelf Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Shelf Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Purchase Shares, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The Company has not distributed any offering material in connection with the offering and sale of any of the Purchase Shares, and, until the Investor does not hold any of the Purchase Shares, shall not distribute any offering material in connection with the offering and sale of any of the Purchase Shares, to or by the Investor, in each case, other than the Shelf Registration Statement, the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Purchase Shares that could constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping.

(v) DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w) Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x) Certain Fees. Except as disclosed in this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for any fees that may be due in connection with the transactions contemplated by the Transaction Documents.

(y) Investment Company. The Company is not, and immediately after receipt of payment for the Purchase Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in Schedule 4(z) or otherwise disclosed in filings made by the Company with the SEC, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in Schedule 4(z), the Company is in compliance with all such listing and maintenance requirements.

(aa) Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(bb) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchase Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchase Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc) Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1) under the Securities Act.

5.       COVENANTS.

(a) Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, file with the SEC no later than 8:30 A.M. Eastern Time, on February 9, 2018, a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, file with the SEC on February 9, 2018 no later than 8:30 A.M. Eastern Time, the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Shelf Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Shelf Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor acknowledges that it will be identified in the Initial Prospectus Supplement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Company shall permit the Investor to review and comment upon the Current Report and the Initial Prospectus Supplement at least two (2) Business Days prior to their filing with the SEC, the Company shall give due consideration to all such comments, and the Company shall not file the Current Report or the Initial Prospectus Supplement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Current Report and the Initial Prospectus Supplement within one (1) Business Day from the date the Investor receives the final pre-filing draft version thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Purchase Shares as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC. In the event the Company fails to file an 8-K report and the Prospectus Supplement by 8:30 A.M. on February 9th, 2018, the Company will pay the Investor the difference between the Initial Purchase Price ($1.04) and the closing market price on February 9th, 2018. Any subsequent days that the Company fails to file a Prosup and 8-K, the Company will pay to the Investor the greater of: (i) difference in price between Initial Purchase Price and the closing price on the day of filing and (ii) $50,000 per day for every day after February 9th, 2018 as liquidated damages and not as penalty. The foregoing notwithstanding, if the Company issues any press releases in connection with this Agreement, the Investor shall only be identified as an Accredited Investor or Institutional Investor.

(b) Blue Sky. The Company shall take all such action, if applicable, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of the Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Purchase Shares from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d) Most Favored Nation Provision. In connection with any Put and Subsequent Commitment Shares, from the date hereof until the Maturity Date, if within thirty (30) Business Days after delivery of the Initial Investment (such thirty (30) Business Day-period, the “MFN Period”), athough the MFN Period in connection with the Initial Investment and the Initial Commitment Shares will be until the Effective Date of the Registration Statement on each occasion the Company issues, sells or agrees in writing to issue any Common Stock or Common Stock Equivalents (other than an Exempt Issuance of Common Stock), and Investor reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to Investor hereunder, including but not limited to the issuance of Common Stock or Common Stock Equivalents for less than the Purchase Price at any time, upon notice to the Company by Investor within five trading days after disclosure of such issuance, sale or proposed sale, the Company shall amend the terms of the transaction(s) hereunder that occurred during such respective MFN Period, only so as to give the Investor the benefit of such more favorable terms or conditions. Upon any issuances of Warrants in connection with such issuances, sales or agreement in writing to issue Common Stock or Common Stock Equivalents by the Company, Investor will have the right to receive a proportionate amount of such Warrants, cash or Shares, at Investor’s sole election, valued using the Black Scholes formula. The Company shall provide Investor with written notice of any such proposed issuance or with any Warrant sale under this section.

(e) Registration Statement. The Company shall prepare and file with the SEC by April 15, 2018, at the Company’s expense and in accordance with the provisions of the Securities Act, the Registration Statement, in a form reasonably satisfactory to the Investor and its counsel, and the Company shall use reasonable best efforts to cause such Registration Statement to be declared effective within ninety (90) days thereafter. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the “Effective Date”. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares held by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement. The Investor acknowledges that it will be identified in the Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act. At the time the Registration Statement and any amendments thereto become effective and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto will comply in all material respects with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions in the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-1 pursuant to the Securities Act for the offering and sale of the Purchase Shares contemplated by this Agreement and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, will meet the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. The Company has not distributed any offering material in connection with the offering and sale of any of the Purchase Shares, and, until the Investor does not hold any of the Purchase Shares, shall not distribute any offering material in connection with the offering and sale of any of the Purchase Shares, to or by the Investor, in each case, other than the Shelf Registration Statement, the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Purchase Shares that could constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping.

(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Shares at any given time and the dates and Purchase Amounts for each Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i) Effective Registration Statement; Current Prospectus; Securities Law Compliance. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Purchase Shares by the Company at all times until the earlier of (i) the date on which the Investor shall have sold all the Purchase Shares and no Available Share remains under this Agreement and (ii) 90 days following the Maturity Date (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the SEC, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of all of the Purchase Shares by the Company to the Investor, at all times during the Registration Period. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares held by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement. Liquidated damages in the amount of $100,000 shall be immediately due and payable upon the failure to file the Registration Statement with the SEC by April 15, 2018. Then, commencing April 16, 2018, for the first ten (10) days, $1 for every $1,000 of the aggregate Commitment Amount to be registered in the Registration Statement, then $3 for every $1,000 of the aggregate Commitment Amount to be registered in the Registration Statement for every day for days 11 through 20, and thereafter $5 for every $1,000 of the aggregate Commitment Amount to be registered in the Registration Statement for every day beyond day 20. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale of the Purchase Shares and Additional Purchase Shares contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. The foregoing notwithstanding, the Company is prohibited from filing a new Registration Statement for fifteen (15) Business Days after the Initial Investment and for a minimum of two (2) Business Days following any Put Notice Date.

(j) Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information with respect thereto; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Purchase Shares for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not deliver to the Investor any Put Notice, and the Investor shall not be obligated to purchase any shares of Common Stock under this Agreement, during the continuation or pendency of any of the foregoing events. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(k) Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to the Investor, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus is required to be delivered in connection with any acquisition or sale of Purchase Shares by the Investor, the Company shall not file any Prospectus Supplement with respect to the Purchase Shares without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

(l) Prospectus Delivery. The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Purchase Shares may be sold by the Investor, in connection with the offering and sale of the Purchase Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Purchase Shares. The Company will make available to the Investor upon request, and thereafter from time to time will furnish to the Investor, as many copies of the Prospectus (and each Prospectus Supplement thereto) as the Investor may reasonably request for the purposes contemplated by the Securities Act within the time during which the Prospectus is required by the Securities Act to be delivered in connection with sales of the Purchase Shares. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(k) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to the Investor, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investor of, or deliver copies to the Investor of, the SEC Documents, all of which the Investor shall be deemed to have notice of.

(m) Integration. From and after the date of this Agreement, the Company will not, and will use its reasonable best efforts to ensure that no Person acting on its behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Purchase Shares to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(n) Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus Supplement.

(o) Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Investor in accordance with the terms of the Transaction Documents.

(p) Required Filings Relating to Purchases. To the extent required under the Securities Act or under interpretations by the SEC thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters (or on such other dates as required under the Securities Act or under interpretations by the SEC thereof), the Company shall prepare a Prospectus Supplement, which will set forth the number of Purchase Shares sold to the Investor during such quarterly period (or other relevant period), the purchase price for such Purchase Shares and the net proceeds received by the Company from such sales, and shall file such Prospectus Supplement with the SEC pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act). If any such quarterly Prospectus Supplement is not required to be filed under the Securities Act or under interpretations by the SEC thereof, the Company shall disclose the information referenced in the immediately preceding sentence in its annual report on Form 10-K or its quarterly report on Form 10-Q (as applicable) in respect of the quarterly period that ended immediately before the filing of such report in which sales of Purchase Shares were made to the Investor under this Agreement, and file such report with the SEC within the applicable time period required by the Exchange Act. The Company shall not file any Prospectus Supplement pursuant to this Section 5(p), and shall not file any report containing disclosure relating to such sales of Purchase Shares, unless a copy of such Prospectus Supplement or disclosure has been submitted to the Investor a reasonable period of time before the filing and the Investor has not reasonably objected thereto (it being acknowledged and agreed that the Company shall not submit any portion of any Form 10-K or Form 10-Q other than the specific disclosure relating to any sales of Purchase Shares). The Company shall also furnish copies of all such Prospectus Supplements to each exchange or market in the United States on which sales of the Purchase Shares may be made as may be required by the rules or regulations of such exchange or market, if applicable.

(q) Except as required pursuant to this Agreement, the Company undertakes not to file any registration statement for thirty (30) calendar days following the execution of this Agreement.

(r) The Company agrees and consents that Investor, at Investor’s sole election, may withhold any portion of a Purchase Price if there are any amounts whatsoever due and owing to Investor pursuant to this Agreement.

6.       TRANSFER AGENT INSTRUCTIONS.

On the date of this Agreement, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form substantially similar to those used by the Investor in substantially similar transactions, to issue the Purchase Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Purchase Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Purchase Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company.

7.       CONDITIONS TO THE COMPANY'S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b) No stop order with respect to the Shelf Registration Statement shall be pending or threatened by the SEC and the Initial Prospectus Supplement shall have been delivered to the Investor;

(c) All federal, state, local and foreign governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state, local and foreign courts or governmental agencies and all federal, state, local and foreign regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required prior to the commencement of sales of Purchase Shares and Additional Purchase Shares under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market or otherwise required by the SEC, the Principal Market, or any state securities regulators;

(d) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(e) If applicable, all Purchase Shares to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

(f) The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Commencement Date.

8.       CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Common Stock shall be listed on the Principal Market and all Purchase Shares to be issued by the Company to the Investor pursuant to this Agreement shall have been, if applicable, approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c) The Investor shall have received the opinion of the Company's legal counsel dated as of the Commencement Date substantially in the forms agreed to prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;

(d) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(e) The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(f) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Transfer Agent (or any successor transfer agent);

(g) The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within one (1) Business Day of the Commencement Date;

(h) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within one (1) Business Day of the Commencement Date;

(i) The Company shall have delivered to the Investor a secretary's certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(j) The Shelf Registration Statement shall continue to be effective and no stop order with respect to the Shelf Registration Statement shall be pending or threatened by the SEC. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investor in accordance with Section 5(m) hereof. The Prospectus shall be current and available for issuances and sales of all of the Purchase Shares by the Company to the Investor, and for the resale of all of the Purchase Shares by the Investor, in each case prior to the Expiration Date. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(k) No Event of Default (as defined below) has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(l) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(m) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(n) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.       INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Purchase Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors, employees and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the Company’s execution, delivery, performance of the Transaction Documents, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Prospectus Supplement, if the Prospectus was timely made available by the Company to the Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of the Investor to the extent such Indemnified Liabilities are based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable written opinion of such separate counsel furnished to the Company, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.       EVENTS OF DEFAULT.

Unless waived in writing by the Investor, an “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement registering the Purchase Shares lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or the Registration Statement or the Prospectus becomes unavailable, after the date on which the Registration Statement is declared effective by the SEC, for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Purchase Shares to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(b) the suspension of the Common Stock from trading or the failure of the Common Stock to be listed on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from The NASDAQ Capital Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or NYSE MKT;

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within two (2) Business Days after the applicable Put Closing Date which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares; or

(j) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(e) hereof).

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Closing Market Price is below the Floor Price, the Company shall not deliver to the Investor any Put notice, and the Investor shall not purchase any shares of Common Stock under this Agreement. Additionally, the Company shall pay Investor the sum of $100,000 for each Event of Default that occurs.

11.       TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full number of Available Shares as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(c) If for any reason or for no reason the full number of Available Shares has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(d) by the mutual written consent of the Company and the Purchaser.

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from one party hereto to the other, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company's or the Investor's rights or obligations under this Agreement with respect to pending Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Purchases under this Agreement or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents. Upon termination of this Agreement, at the request of Investor, the Company shall provide Investor with a reasonably detailed description of all at-the-market or other similar transactions conducted by the Company during the term of this Agreement.

12.       MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, City of New York, County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendment. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Precipio, Inc.

4 Science Park

New Haven, CT 06511

Attn: Ilan Danieli

Telephone: 203-787-7888

Email: idanieli@precipiodx.com

With a copy (which shall not constitute notice or service of process) to:

Goodwin Proctor LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attn: Stephen M. Davis, Esq.

Telephone: 212-813-8804

Facsimile: 212-355-3333

Email: SDavis@goodwinlaw.com

If to the Investor:

Leviston Resources LLC

708 Third Avenue, 6th Floor

New York, NY 10017

Telephone: (732) 233-6413

Email: levistonresources@gmail.com

Attention: Michael Vinokur

With a copy (which shall not constitute notice or service of process) to:

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, NY 11581

Telephone: (212) 697-9500

Facsimile: (212) 697-3575

Email: barbara@grushkomittman.com

Attention: Barbara R. Mittman, Esq.

If to the Transfer Agent:

Equiniti Trust Company (formerly Wells Fargo Bank N.A.)

1110 Centre Point Curve, Suite 101

Mendota Heights, MN 55120

Attn: Daisy Kuhn

Telephone: 855-217-6361

Email: daisy.k.kuhn@wellsfargo.com

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement without the prior written consent of the Company.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a substantially final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If an attorney is retained to represent the Investor for failure by the Company to deliver any Shares within two (2) Business Days as required under this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	President and Chief Executive Officer

THE INVESTOR:

LEVISTON RESOURCES LLC

By:	/s/ Michael Vinokur
Name:	Michael Vinokur
Title:	Authorized Signatory

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Equity Purchase Agreement dated as of [____], 2018 (the “Common Stock Purchase Agreement”), by and between PRECIPIO, INC., a Delaware corporation (the “Company”), and LEVISTON RESOURCES LLC, a Delaware limited liability company (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.

The undersigned, [____],[____] of the Company, hereby certifies as follows:

1. I am the [____] of the Company and make the statements contained in this Certificate in my capacity as such;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Equity Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this [____] day of [____], 2018.

Name:
Title:

The undersigned as Secretary of PRECIPIO, INC., a Delaware corporation, hereby certifies that [____] is the duly elected, appointed, qualified and acting [____] of the Company and that the signature appearing above is his/her genuine signature.

Secretary

EXHIBIT B

FORM OF COMPANY RESOLUTIONS

FOR SIGNING EQUITY PURCHASE AGREEMENT

WHEREAS, management has reviewed with the Board of Directors the background, terms and conditions of the transactions subject to the Equity Purchase Agreement (the “Purchase Agreement”) by and between the Company and Leviston Resources LLC (“Leviston”), including all materials terms and conditions of the transactions subject thereto, providing for the purchase by Leviston of up to Eight Million Dollars ($8,000,000) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Company to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of a commitment fee (the “Commitment Fee”), and the sale of shares of Common Stock to Leviston up to the Available Amount under the Purchase Agreement (the “Purchase Shares”).

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and the Chief Executive Officer, the Principal Financial Officer of the Company (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement in substantially the form attached as Exhibit A hereto, and any other agreements or documents contemplated thereby with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) in substantially the form attached as Exhibit C hereto are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Issuance of Common Stock

FURTHER RESOLVED, that the Company is hereby authorized to issue the Commitment Fee to Leviston as consideration for Leviston entering into the Purchase Agreement, and that upon issuance of the Commitment Fee pursuant to the Purchase Agreement, the Commitment Fee, if payable in shares of the Company’s Common Stock, shall be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Company is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares from time to time with an aggregate purchase price of up to $8,000,000 under the Purchase Agreement in accordance with the terms of the Purchase Agreement, provided that the number of shares of Common Stock issued pursuant to the Purchase Agreement (including all Purchase Shares and Commitment shares, if any) (the “Purchase Shares” and “Additional Purchase Shares”, the “Leviston Shares”) shall not exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof without the affirmative consent of the stockholders; and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, including payment therefor, the Purchase Shares and Commitment shares, if any, will be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Company is authorized to, and hereby does, reserve out of its authorized but unissued shares of Common Stock the maximum number of shares of Common Stock that is issuable to Leviston under the Purchase Agreement, subject to automatic adjustment from time to time as Purchase Shares are sold to Leviston; and

Prospectus Supplement

FURTHER RESOLVED, that the Authorized Officers are hereby authorized, in the name and on behalf of the Company:

1.	to prepare, execute and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) and such prospectus supplements, including any preliminary or final prospectus supplement, to the Registration Statement and to the Company’s registration statement on Form S-3 on file with the SEC (File No. 333-201907) (the “Shelf S-3 Registration Statement”) and the prospectus included therein and such additional documents, including any free writing prospectuses, as the Authorized Officer so acting may determine, in his or her sole discretion, to be necessary, appropriate or desirable in connection with the transactions pursuant to the Purchase Agreement, such determination to be conclusively evidenced by the execution and filing of such prospectus supplements, prospectuses or additional documents; and

2.	to prepare, execute and file with the SEC one or more additional registration statements on Form S-1 relating to the registration under the Securities Act of any Purchase Shares that were not registered pursuant to the Shelf S-3 Registration Statement, to the extent required pursuant to the Purchase Agreement; and

Proceeds

FURTHER RESOLVED, that following the sale of the Purchase Shares, it is the intention of the Company (a) to continue to be primarily engaged in the business of [RC] (the “Company Business”), rather than in the business of investing or reinvesting in, or owning, holding or trading securities; (b) to employ the proceeds of the sale of the Purchase Shares in the Company Business; and (c) as soon as is reasonably possible, but in any event within one year from the closing of any sale of Purchase Shares, to have invested the proceeds of such sale not theretofore expended in the Company Business in a manner consistent with their preservation for future use in the Company Business and with the Company not being an “investment company” as defined in the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, of the consideration to be received by the Company for the Purchase Shares, an amount equal to the par value per share sold is hereby determined to be capital to be allocated on the books of the Company to the Common Stock capital account, and the difference between the aggregate amount so allocated and the aggregate consideration received for the Purchase Shares shall be credited on the books of the Company as additional paid-in capital for purposes of financial reporting and as surplus for purposes of the General Corporation Law of the State of Delaware; and

Transfer Agent and Registrar

FURTHER RESOLVED, that for the purpose of the original issuance of the Purchase Shares in accordance with the foregoing resolutions, Wells Fargo, National Association (the “Transfer Agent”) is hereby authorized to issue, countersign and register such certificates as may be required for such issuance and to deliver such stock certificates in accordance with the instructions of an Authorized Officer, or to cause any such Purchase Shares to be delivered through electronic book entry; and that if the Transfer Agent requires a prescribed form of preambles or resolutions relating to the foregoing, each such preamble or resolution is hereby adopted by the Board, and the Secretary or any Assistant Secretary of the Company is hereby authorized to certify the adoption of any such preamble or resolution and to insert all such preambles and resolutions in the minute book of the Company immediately following this resolution; and

Listing of Shares on the Nasdaq Capital Market

FURTHER RESOLVED, that the Authorized Officers, with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Purchase Shares on the Nasdaq Capital Market including, if applicable, the filing of a Notification Form for Listing of Additional Shares and the payment of any required fees; and

State Securities Laws

FURTHER RESOLVED, that it is desirable and in the best interests of the Company that its Common Stock be qualified or registered for sale, to the extent required by law, in various states and other jurisdictions, and that the Authorized Officers are each hereby authorized and directed to determine the states and other jurisdictions in which appropriate action shall be taken to (i) qualify or register for sale all or such part of such Common Stock and (ii) register the Company as a dealer or broker; that the Authorized Officers be, and hereby are, authorized to perform on behalf of the Company any and all such acts as the officer so acting may deem necessary or advisable in order to comply with the applicable laws of any such states and other jurisdictions, and in connection therewith to execute, affix the Company’s seal to and file all requisite papers and documents, including, without limitation, applications, resolutions, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that execution by any of the Authorized Officers of any such paper or document or the doing by any of the Authorized Officers of any act in connection with the foregoing matters shall conclusively establish the authority of the officers so acting therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

FURTHER RESOLVED, that if the securities or “blue sky” laws of any of the states or other jurisdictions in which any of the Authorized Officers deem it necessary or advisable to qualify or register for sale all or part of the Common Stock or to register the Company as a dealer or broker, or any authority administering such laws, requires a prescribed form of preambles or resolutions relating to such sale or to any application, statement, instrument or other document connected therewith, each such preamble or resolution is hereby adopted by the Board, and the Secretary or any Assistant Secretary of the Company is hereby authorized to certify the adoption of any such preamble or resolution to any party who may so request and to insert all such preambles and resolutions in the minute book of the Company immediately following these resolutions; and

Approval of Actions

FURTHER RESOLVED, that the Company be and hereby is authorized to enter into any and all amendments to its agreements with, or obtain any and all waivers from, (i) the holders of any outstanding securities of the Company and (ii) any other entity, as may be necessary or desirable to effectuate the events and transactions contemplated by these resolutions; and

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 7(k) of that certain Equity Purchase Agreement dated as of [____], 2018 (the “Equity Purchase Agreement”), by and between PRECIPIO, INC., a Delaware corporation (the “Company”) and LEVISTON RESOURCES LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company may sell to the Investor up to Eight Million Dollars ($8,000,000) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Equity Purchase Agreement.

The undersigned, [____], Secretary of the Company, hereby certifies as follows in his capacity as such:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Certificate of Incorporation”), respectively, in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or the Certificate of Incorporation.

3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on [____], 2018 at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Equity Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares, if any, and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this [____] day of [____].

[____], Secretary

The undersigned as [____] of PRECIPIO, INC., a Delaware corporation, hereby certifies that [____] is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his/her genuine signature.